Unaudited Consolidated Financial Statements

CH International Holdings Limited

Six months ended March 31, 2008

CH International Holdings Limited

Index to Unaudited Consolidated Financial Statements
Six months ended March 31, 2008

CH International Holdings Limited

Unaudited Consolidated Statements of Operations and Other Comprehensive Income

Six months ended March 31, 2008 and 2007

	Note	Six months ended March 31, 2008 US$'000	2007 US$'000
Operating revenues:			
Net sales to third parties		**37,141**	11,850
Cost of sales		**(25,348)**	(8,361)
Gross income		**11,793**	3,489
Operating expenses:			
Sales, marketing and distribution		**(995)**	(843)
General and administrative		**(2,685)**	(1,268)
Operating income		**8,113**	1,378
Other income		**326**	342
Interest income		**243**	187
Interest expense		**(2,246)**	(1,101)
Income before income taxes		**6,436**	806
Income taxes expenses	*4*	**(523)**	(188)
Net income		**5,913**	618
Other comprehensive income			
Foreign currency translation adjustment		**836**	136
Comprehensive income		**6,749**	754

CH International Holdings Limited

Unaudited Consolidated Balance Sheets

As of March 31, 2008

	Note	2008 *US$'000*
ASSETS		
Current assets:		
Cash and cash equivalents		5,055
Restricted bank balances	*5*	31,676
Accounts receivable, net		14,505
Other receivables		3,789
Prepayment		3,957
Due from related parties	*13(b)*	13,758
Inventories	*6*	12,607
Total current assets		85,347
Long-term land lease prepayments, net		891
Property, plant and equipment, net	*7*	13,922
Deferred tax assets	*4(c)*	696
Total assets		100,856
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities:		
Accounts payable		9,624
Notes payable	*8*	10,034
Accrued expenses and other accrued liabilities		1,077
Customer deposits		2,608
Due to related parties	*13(b)*	3,518
Income taxes payable		949
Short-term bank borrowings	*9(a)*	57,753
Current portion of long-term interest-bearing loans, secured	*9(b)*	2,084
Total current liabilities		87,647
Long-term interesting-bearing loans, secured	*9(b)*	2,640
Government subsidies	*10*	5
		90,292

Unaudited Consolidated Balance Sheets
As of March 31, 2008

	Note	2008 *US$'000*
Minority interests		64
Commitments and contingencies	*14*	-
Shareholders' equity:		
Common stock, US$1 par value:		
50,000 ordinary authorized		
100 shares issued and outstanding	*11*	-
Statutory reserves	*12*	948
Accumulated other comprehensive income		1,409
Retained earnings		8,143
Total shareholders' equity		10,500
Total liabilities and shareholders' equity		100,856

Unaudited Consolidated Statements of Changes in Shareholders' Equity

Six months ended March 31, 2008 and 2007

	Common stock issued					
	Number of shares	Amount *US$ '000*	Statutory reserves *US$ '000*	Accumulated other compre-hensive income *US$ '000*	Retained earnings *US$ '000*	Total *US$ '000*
Balance as of October 1, 2006	100	-	10	153	1,199	1,362
Net income	-	-	-	-	618	618
Transfers to statutory reserves	-	-	7	-	(7)	-
Foreign currency translation adjustment	-	-	-	136	-	136
Balance as of March 31, 2007	100	-	17	289	1,810	2,116
Balance as of October 1, 2007	100	-	228	573	2,950	3,751
Net income	-	-	-	-	5,913	5,913
Transfers to statutory reserves	-	-	720	-	(720)	-
Foreign currency translation adjustment	-	-	-	836	-	836
Balance as of March 31, 2008	**100**	**-**	**948**	**1,409**	**8,143**	**10,500**

Unaudited Consolidated Statements of Cash Flows
Six months ended March 31, 2008 and 2007

	Six months ended March 31,	
	2008	2007
	US$'000	*US$'000*
Cash flows from operating activities		
Net income	**5,913**	618
Adjustments to reconcile net income to net cash used in operating activities:		
Depreciation of property, plant and equipment	**578**	450
Amortization of long-term land lease prepayments	**12**	16
Exchange differences	**79**	26
Deferred taxation	**(239)**	(30)
Changes in assets and liabilities:		
Accounts receivable, net	**(5,478)**	(2,599)
Other receivables	**2,241**	229
Prepayment	**(1,247)**	(780)
Inventories, net	**4,135**	(3,161)
Accounts payable	**1,684**	1,198
Notes payable	**3,258**	1,772
Accrued expenses and other accrued liabilities	**(1,457)**	(196)
Customer deposits	**169**	977
Taxes payable	**480**	220
Net cash provided by (used in) operating activities	**10,128**	(1,260)
Cash flows from investing activities		
Purchase of property, plant and equipment	**(1,964)**	(1,708)
Additions of long-term land lease prepayments	**-**	(39)
Investment in restricted bank balances, net	**(9,863)**	(1,478)
Net cash used in investing activities	**(11,827)**	(3,225)
Cash flows from financing activities		
Advance to related parties, net	**(13,897)**	(548)
Capital contribution to a subsidiary by its minority shareholder	**64**	-
Proceeds from short-term bank loans	**15,795**	22,068
Repayment of short-term bank loans	**(10,104)**	(14,999)
Proceeds from (Repayment of) bills financing, net	**10,116**	(504)
Repayment of long-term interest-bearing loans	**(886)**	(653)
Net cash provided by financing activities	**1,088**	5,364
Net (decrease) increase in cash and cash equivalents	**(611)**	879
Cash and cash equivalents, beginning of period	**5,340**	1,024
Effect on exchange rate changes	**326**	52
Cash and cash equivalents, end of period	**5,055**	1,955

Unaudited Consolidated Statements of Cash Flows
Six months ended March 31, 2008 and 2007

	Six months ended March 31,	
	2008	2007
	US$'000	*US$'000*
Supplemental disclosure of cash flow information		
Interest received	**243**	186
Interest paid	**(2,246)**	(1,101)
Tax paid	**(323)**	(6)
Non-cash financing activities		
Other financial assets received from related companies	**-**	2,613

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

CH International Holdings Limited (the "Company") was incorporated in the British Virgin Islands on April 30, 2004 with limited liability.

The Company is an investment holding company. The principal activities of the Company's subsidiaries are manufacture and sale of lighting source products and lighting electronic products.

Details of the Company's subsidiaries as of March 31, 2008 are as follows:

Name	Place and date of establishment / incorporation	Percentage of effective equity interest / voting right attributable to the Group	Principal activities
Zhejiang CH Lighting Company Limited ("CH Lighting") *	Zhejiang, the People's Republic of China ("PRC") September 27, 2000	100%	Manufacture and sales of lighting source products
Zhejiang CH Lighting Technology Company Limited ("CH Technology") *	Zhejiang, the PRC March 31, 2003	100%	Manufacture and sales of lighting electronic products
Zhejiang Shaoxing CH Lamps Manufacturing Company Limited ("CH Lamps") *	Zhejiang, the PRC December 13, 1999	100%	Manufacture of lighting source products
Shangyu CH Laboratory Testing Company Limited ("CH Lab") *	Zhejiang, the PRC January 7, 2008	90%	Laboratory testing services of lighting source and electronic products
CH Lighting (Hong Kong) Limited ("CH Hong Kong")	Hong Kong November 10, 2000	100%	Trading of lighting source products

* *These are direct translation of name in Chinese for identification purpose only and are not the official name in English.*

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

In order to rationalize the corporate structure, the Company and its subsidiaries (the "Group") underwent a reorganization ("Reorganization") as follows:

- on July 16, 2004, the Company acquired 25% equity interest in each of CH Lighting and CH Technology from nominees of Mr. Zhao Guo Song ("Mr. Zhao"), the sole shareholder of the Company, at a consideration of US$500,000 and US$75,000, respectively.
- on November 5, 2004, the Company acquired 25% equity interest in CH Lamps from [a nominee of Mr. Zhao at a consideration of US$50,000.
- on November 11, 2006, the Company acquired the remaining 75% equity interest in CH Lighting from Mr. Zhao and his nominee at a total consideration of US$1,500,000.
- on November 22, 2006 and November 29, 2006, the Company acquired the remaining 75% equity interest in CH Technology from Mr. Zhao and his nominee at a total consideration of US$225,000.
- on December 11, 2006, the Company acquired the remaining 75% equity interest in CH Lamps from a nominee of Mr. Zhao at a consideration of US$150,000.
- on February 9, 2007, CH Lighting acquired the entire equity interest in CH Hong Kong from Mr. Zhao and his nominee at a total consideration of HK$10,000 (equivalent to US$1,282).
- on December 26, 2005, the Company made a further capital contribution of US$1,000,000 to CH Lighting for its general working capital.
- on December 7, 2006 and December 15, 2007, the Company made a further capital contribution of US$3,000,000 and US$400,000 to CH Lighting and CH Technology, respectively, for its general working capital.

The consideration of above transactions with Mr. Zhao was satisfied by inception of shareholder loans from Mr. Zhao.

Since the ultimate beneficial owner of the companies now comprising the Group was, all the time, the sole shareholder of the Company, Mr. Zhao, the ownership transfer transaction was accounted for as a transfer of entities under common control in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations". Hence, the consolidation has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Principles
The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP").

These unaudited consolidated financial statements should be read in conjunction with the audited financial statements and the related explanatory notes for the two years ended September 30, 2007 ("Two Years Financial Statements"). The results of operations for the six-month periods ended March 31, 2008 and 2007 are not necessarily indicative of the operating results to be expected for the full year.

Basis of consolidation
The consolidated financial statements include the financial information of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Revenue recognition
Operating revenue represents sale of goods at invoiced value to customers, net of returns, discounts and value-added tax ("VAT"), and is recognized when goods are delivered to customers, the significant risks and rewards of ownership of goods have been transferred to customers, the sales price to the customers is fixed or determinable and the collectability of consideration is reasonably assured.

For products for which a right of return exists during defined period, revenue recognition is determined based on historical pattern of actual return, or in cases where such information is lacking, revenue recognition is postponed until the return period has lapsed. Return policies are based on customary return arrangements in local market.

Expenses incurred for shipping and handling costs of internal movements of goods are recorded as cost of sales. Shipping and handling costs related to sales to third parties are reported as sales, marketing and distribution expenses.

Research and development
All costs of research and development activities are generally expensed as incurred. Research and development costs were US$261,000 and US$30,000 for the six months ended March 31, 2008 and 2007 respectively.

Advertising and promotion costs
Advertising and promotion costs are expensed as sales, marketing and distribution costs as incurred. Advertising costs were US$118,000 and US$328,000 for the six months ended March 31, 2008 and 2007 respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Retirement plan costs
Contributions to defined contribution retirement schemes are charged to general and administrative expenses in the consolidated statements of operations and comprehensive income as and when the related employee services are provided. Retirement plan costs were US$70,000 and US$76,000 for the six months ended March 31, 2008 and 2007 respectively.

Income taxes
The Group provides for income taxes using the liability method. Under the liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current period.

A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax rate changes are reflected in the computation of the income tax provision during the period such changes are enacted.

Comprehensive income
SFAS No. 130, *"Reporting Comprehensive Income"*, requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. Accumulated comprehensive income consists of changes in unrealized gains and losses on foreign currency translation.

Property, plant and equipment ("PPE") and long-term land lease prepayments
PPE are stated at cost less accumulated depreciation, and include expenditure that substantially increases the useful lives of existing assets.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, plant and equipment ("PPE") and long-term land lease prepayments (Continued)

Depreciation is provided, on a straight-line basis, to write off the cost less accumulated impairment losses of each PPE item at rates based on their estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values as follows:

Buildings	10 – 20 years
Furniture, fixtures and office equipments	5 years
Motor vehicles	10 years
Machinery and equipment	10 years

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income.

Construction-in-progress consists of factories and office buildings under construction and machinery pending installation and includes the costs of construction, machinery and equipment, and any interest charges arising from borrowings used to finance these assets during the period of construction or installation. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use.

Long-term land lease prepayments are amortized on a straight-line basis over the term of lease.

Impairment of long-lived assets
Long-lived assets are reviewed at least annually for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Inventories
Inventories are stated at the lower of cost and market. Cost, which comprises all costs of purchase and, where applicable, costs of conversion and other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average costing method. The Group estimates the market price of its inventories with reference to the net realizable value based upon current market conditions and historical experience. Estimated losses on inventories represent reserves for obsolescence, excess quantities, irregulars and slow moving inventory, and which are charged to cost of goods sold.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts receivables and allowance for doubtful accounts
The allowance for the risk of non-collection of trade accounts receivable takes into account credit-risk concentration. Collective debt risk is assessed based on average historical losses and specific circumstances such as serious adverse economic conditions. The Group's estimate is based on a variety of factors, including historical collection experience, existing economic conditions and a review of the current status of the receivable. Accounts receivable are presented net of an allowance for doubtful accounts of US$159,000 as of March 31, 2008.

Cash, cash equivalents
Cash represents cash on hand and deposits with financial institutions which are repayable on demand. Cash equivalents represent short-term, highly liquid investments purchased with a original maturity of three months or less, which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value.

Foreign currency translation
Items included in the financial statements of each of the Group's entities, including the Company and its subsidiaries, are measured using the currency of the primary economic environment in which the entity operates ("functional currency") of Hong Kong Dollars ("HK$") or Renminbi ("RMB"). The consolidated financial statements are presented in United States Dollars ("US$"), which is the Group's presentation currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

On consolidation, the results and financial position of all the group entities that have a functional currency different from the presentation currency are translated as follows:

(a) assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

(b) income and expenses for each statement of operations are translated at average exchange rates;

(c) all resulting exchange differences are recognised as a separate component of equity.

Fair value of financial instruments
The estimated fair values for financial instruments under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments (Continued)
The Group's financial instruments include restricted bank balances, other financial assets, accounts and other receivables/payables, prepayments and receipt in advances, and short-term bank borrowings. The management has estimated that the carrying amount approximates their fair value due to their short-term nature. The fair value of the Group's long-term secured borrowings and unearned portion of government grants are estimated based on the current rates offered to the Group for debt of similar terms and maturities. The fair value of these non-current financial instruments was not materially different from their carrying value as of March 31, 2008.

Operating leases
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental receivables and payables under operating leases are recognized as income and expenses respectively on the straight-line basis over the lease term.

Use of estimates
The preparation of the consolidated financial statements in conformity with USGAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. The management evaluates these estimates and judgments on an ongoing basis and bases their estimates on experience, current and expected future conditions, third-party evaluations and various other assumptions that we believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies.

Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

Related parties
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Guarantees
Guarantee issued by the Group is initially recognized on the balance sheet as a liability at the fair value, or market value, of the obligations the Group assumed under that guarantee in accordance with FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 contains disclosure provisions surrounding existing guarantees. As of Match 31, 2008, the fair values of the guarantees the Group entered into after December 31, 2002 are not material to the Group's financial position. Please refer to Note 14(c) for details.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting standards
The management has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, *"Fair Value Measurements"* ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement where the FASB has previously determined that under those pronouncements fair value is the appropriate measurement. This statement does not require any new fair value measurements but may require companies to change current practice. This statement is effective for those fiscal years beginning after November 15, 2007 and to the interim periods within those fiscal years. The management believes that SFAS No. 157 should not have a material impact on the consolidated financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, "*Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)*" ("SFAS No. 158"). This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management does not believe that this new pronouncement will have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, *"The Fair Value Option for Financial Assets and Financial Liabilities"* ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The management believes that SFAS 159 should not have a material impact on the consolidated financial position or results of operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting standards (Continued)

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), *"Business Combinations"* ("SFAS No. 141R"). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Group engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The management expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The management is still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, *"Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51"* ("SFAS 160"). SFAS No. 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The management believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, *"Disclosures about Derivative Instruments and Hedging Activities"* ("SFAS 16"). SFAS 161 amends SFAS No. 133, *"Accounting for Derivative Instruments and Hedging Activities"* and requires entities to enhance their disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years beginning on or after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material impact on the Group's financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the GAAP hierarchy). SFAS No. 162 will be adopted for fiscal 2009 and will not have a material effect on the Group's financial statements.

3. OPERATING RISKS

(a) Concentration of major customers and suppliers

For the six months ended March 31, 2008 and 2007, none of the Group's customers contributed to over 10% of the Group's operating revenue during the periods.

No purchases from Group's suppliers which are not capital in nature for the six months ended March 31, 2008 and 2007 contributed to over 10% of the Group's purchases during the periods.

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Group does not have major concentration arising from receivables; it does not consider itself exposed to significant risk with regards to the related receivables.

(b) Country risks

4 of the Company's major subsidiaries have operations conducted in the PRC. Accordingly, their businesses, financial condition and results of operations maybe influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

The operations in the PRC are subject to special considerations and significant risks not typically associated with companies in the United States. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange and remittance restrictions. The Group's results maybe adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, inter alia. The management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

(c) Cash and time deposits

The Group mainly maintains its cash balances with various banks located in the PRC. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses. There are neither material commitment fees nor compensating balance requirements for any outstanding loans of the Group.

4. INCOME TAXES

British Virgin Islands
The Company is incorporated under International Business Act of the British Virgin Islands and, accordingly, exempted from payment of the British Virgin Islands income tax.

Hong Kong
Hong Kong Profits Tax has been provided at the rate of 17.5% on CH Hong Kong's estimated assessable profits arising in or derived from Hong Kong.

The People's Republic of China
CH Lighting, CH Technology and CH Lamps ("PRC Subsidiaries") are subjected to state and local enterprise income taxes in the PRC at a standard rate of 30% and 3%, respectively, up to December 31, 2007.

Pursuant to the Income Tax Law for Foreign Invested Enterprises and Foreign Owned Enterprise of the PRC which was abolished on January 1, 2008, the PRC Subsidiaries were eligible to enjoy a preferential enterprise income tax rate of 26.4%. CH Lighting and CH Technology received official designation by the local tax authority as a foreign-invested enterprise engaged in manufacturing activities and is confirmed by the local tax authority that it is exempted from enterprise income tax for two years commencing from the first profitable year in 2002 and 2007 respectively, followed by a 50% reduction for the next three years.

In March 2007, the National People's Congress enacted a new *Enterprise Income Tax Law*, which became effective on January 1, 2008 (the "New EIT Law"). In December 2007, the State Council promulgated the "*Implementation Regulations to the EIT Law* and the *Notice to Enterprise Income Tax Transition Incentive Policy*", which also became effective on January 1, 2008.

Under those laws and regulations, a unified income tax rate of 25% will apply to all domestic and foreign invested enterprises, unless they qualify for special tax benefits under certain limited exceptions. The applicable income tax for the PRC Subsidiaries and CH Lab will be 25% for year 2008 onwards. Since the deferred tax assets and deferred tax liabilities shall be measured at the tax rates that are expected to apply to the periods when the asset is realised or the liability is settled, the change in the applicable tax rate will affect the determination of the carrying values of deferred tax assets and deferred tax liabilities of the PRC Subsidiaries and CH Lab. The Group will further evaluate the impact on its operating results and financial positions of future periods as more detailed rules and other related regulations are announced.

Dividends payable by a foreign invested enterprise to its foreign investors are subject to a 10% withholding tax, unless any foreign investor's jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement.

4. INCOME TAXES (CONTINUED)

(a) Income tax expenses are comprised of the following:

	Six months ended March 31,	
	2008	2007
	US$'000	*US$'000*
Current taxes arising in Hong Kong and the PRC:		
For the period	**762**	218
Deferred taxes arising in Hong Kong and the PRC:		
For the period	**(239)**	(30)
	523	188

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, and prescribes the measurement process and a minimum recognition threshold for a tax position, taken or expected to be taken in a tax return, that is required to be met before being recognized in the financial statements. Under FIN 48, the Group must recognize the tax benefit from an uncertain position only if it is more-likely-than-not the tax position will be sustained on examination by the taxing authority, based on the technical merits of the position. The tax benefits recognized in the financial statements attributable to such position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate resolution of the position.

Subject to the provision of FIN 48, the Group has analyzed its filing positions in all of the domestic and foreign jurisdictions where it is required to file income tax returns. As of March 31, 2008, the Group has identified the above jurisdictions as "major" tax jurisdictions, as defined, in which it is required to file income tax returns: Hong Kong and the PRC. Based on the evaluations noted above, the Group has concluded that there are no significant uncertain tax positions requiring recognition in its consolidated financial statements.

As of March 31, 2008, the Group had no unrecognized tax benefits or accruals for the potential payment or interest and penalties. The Group's policy is to record interest and penalties in this connection as a component of the provision for income tax expense. For the six months ended March 31, 2008 and 2007, no interest or penalties were recorded.

4. INCOME TAXES (CONTINUED)

(b) Reconciliation from the expected income tax expenses calculated with reference to the average statutory tax rate in the PRC of 29% *(2007: 33%)* is as follows:

	Six months ended March 31,	
	2008	2007
	US$'000	*US$'000*
Expected income tax expenses	**1,866**	266
Difference in tax rates in the countries that the Group operates	**14**	(17)
Effect on tax incentives / holiday	**(1,348)**	(108)
Non-deductible items	**5**	8
Others	**(14)**	39
Income tax expenses	**523**	188

(c) Components of deferred tax assets were as follows:

	As of March 31, 2008 *US$'000*
Depreciation	**53**
Bad debt and prepaid expenses written off	**118**
Provision and accruals	**525**
Total	**696**

5. RESTRICTED BANK BALANCES

Restricted bank balances as of March 31, 2008 represented time deposits with original maturity between three and twelve months to secure banking facilities granted by various financial institutions as follows.

	Notes	As of March 31, 2008 *US$'000*
Notes payable	*8*	**10,034**
Bills financing	*9(a)(ii)*	**18,793**
Banking facilities granted to a related party	*13(c)*	**2,849**
		31,676

6. INVENTORIES, NET

Inventories consisted of the followings:

	As of March 31, 2008 *US$'000*
Raw materials	3,834
Work-in-progress and semi-finished goods	3,125
Finished goods	5,648
	12,607

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment is summarized as follows:

	As of March 31, 2008 *US$'000*
Buildings	6,609
Plant and machinery	8,216
Motor vehicles	910
Furniture, fixtures and office equipment	1,156
Construction-in-progress	1,263
	18,154
Accumulated depreciation	(4,232)
	13,922

Depreciation expenses were US$578,000 and US$450,000 for the six months ended March 31, 2008 and 2007 respectively.

The Group has pledged certain buildings and machineries as collaterals against general banking facilities granted to the PRC Subsidiaries. Details of which are disclosed in Note 9.

8. NOTES PAYABLE

All notes payable were interest-free notes guaranteed by banks, repayable within six months from date of issue and fully collateralized by restricted bank balances as set out in Note 5.

9. BANK BORROWINGS AND OTHER LOANS

Bank borrowings and other loans comprise of the followings:

	Note	As of March 31, 2008 *US$'000*
Short-term bank borrowings	*9(a)*	57,753
Long-term interest-bearing loans	*9(b)*	4,724
		62,477

(a) Short-term bank borrowings

Short-term bank borrowings comprise of the followings:

	Note	As of March 31, 2008 *US$'000*
Short-term bank loans	*9(a)(i)*	34,744
Bills financing	*9(a)(ii)*	23,009
		57,753

(i) Short-term bank loans

Short-term bank loans represent amounts due to various banks which are due within 12 months, and these loans can normally be renewed with the banks upon expiry/maturity.

The loans are collateralized by land use rights and buildings of the Group with carrying values as follows:

	As of March 31, 2008 *US$'000*
Land use rights	891
Buildings	3,027
	3,918

Various unrelated parties have also issued guarantee against these short-term bank loans, amounted to approximately US$29,302,000 as of March 31, 2008.

The weighted average annual interest rate of the short-term bank loans was 6.27% as of March 31, 2008.

9. BANK BORROWINGS AND OTHER LOANS (CONTINUED)

(ii) Bills financing
Bills financing represent amounts due to various banks which are repayable within six months from the date of issue. The bills are secured by 50% or 100% restricted bank balances of the Group with carrying values of approximately US$18,793,000 as of March 31, 2008.

The weighted average annual interest rate of the bills financing was 7.97% as of March 31, 2008.

(b) Long-term interest-bearing loans
Long-term interest-bearing loans are secured by machineries with net book values of US$2,917,000 as of March 31, 2008, and guaranteed by a third party and certain related parties.

The long-term interest-bearing loans are repayable as follows:

	As of March 31, 2008 *US$'000*
Not exceeding 1 year	2,084
More than 1 year but not exceeding 5 years	2,640
	4,724
Portion classified as current liabilities	(2,084)
Long-term portion	2,640

The weighted average annual interest rate of the long-term interest-bearings loans was 8.30% as of March 31, 2008.

10. GOVERNMENT SUBSIDIES

During the year ended September 30, 2007, the Group was granted and received government subsidies of RMB7,300,000 (equivalent to US$971,000). The approved subsidies were dedicated for the use of acquiring plant and machineries for the production of power saving lighting products. During the six months ended March 31, 2008, government subsidies equivalent to US$589,000 were utilized for the additions of property, plant and equipment.

11. COMMON STOCK

At the date of incorporation on April 30, 2004 and as of March 31, 2008, the Company's authorized capital was 50,000 shares of common stock, par value of US$1 each with 100 shares issued and outstanding.

12. DISTRIBUTION OF INCOME

As stipulated by the relevant laws and regulations for sino-foreign joint enterprises in the PRC, the PRC Subsidiaries are required to maintain certain statutory reserves, which include a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The statutory reserves are to be appropriated from statutory net income as stipulated by statute or by the board of directors of respective subsidiaries and recorded as a component of shareholders' equity. No appropriation to these reserve was made by the subsidiaries for the six months ended March 31, 2007.

However, upon completion of the Reorganization as detailed in Note 1, all PRC Subsidiaries became wholly owned foreign-invested enterprises when all of their equity interest have been acquired by the Company and are required by relevant laws and regulation to transfer at least 10% of their after tax profit determined in accordance with the PRC accounting rules and regulations to a statutory surplus reserve until such reserve balance reaches 50% of the PRC Subsidiaries' registered capital.

For the six months ended March 31, 2008 and 2007, the Group transferred US$720,000 and US$7,000 to the statutory reserve respectively.

The statutory surplus reserve can only be utilized to offset prior years' losses or for capitalization as paid-in capital. No distribution of the remaining reserves shall be made other than upon liquidation of the PRC Subsidiaries.

13. RELATED PARTY TRANSACTIONS

(a) Names and relationship of related parties:

	Existing relationships with the Company
Mr. Zhao	Director and sole shareholder of the Company
Ms. Gan Cai Ying ("Ms. Gan")	Spouse of Mr. Zhao
Shangyu Chenhui Childcare Products Company Limited ("CH Childcare") *	Under common control of Mr. Zhao
Shaoxing Umbrella Factory ("SX Umbrella") *	Under common control of Mr. Zhao
Shangyu Hecheng Plastic and Metal Products Company Limited ("Hecheng")*	Under common control of Mr. Zhao
Shangyu Henghui Electronic Products Manufacturing Company Limited ("Henghui") *	Under common control of Mr. Zhao
Zhejiang Chenhui Yingbao Childcare Products Company Limited ("Yingbao Childcare") *	Under common control of Mr. Zhao

* *These are direct translation of name in Chinese for identification purpose only and are not official names in English.*

(b) Summary of balances with related parties:

	Note	As of March 31, 2008 US$'000
Due from related parties:		
Ms. Gan		3,896
Mr. Zhao		986
CH Childcare		286
Hecheng		640
Henghui	*(ii)*	5,242
Yingbao Childcare		2,708
	(i)	13,758

13. RELATED PARTY TRANSACTIONS (CONTINUED)

(b) Summary of balances with related parties: (Continued)

		As of March 31, 2008 *US$'000*
Due to related parties:		
Mr. Zhao		3,501
SX Umbrella		17
	(i)	3,518

(i) Except for the amounts due from / to Henghui as disclosed in Note (ii) below, all amounts due from / to related parties represent unsecured advances which are interest-free and repayable on demand.

(ii) The amount due from / to Henghui are unsecured, interest-bearing at commercial rates and repayable on demand.

(c) Summary of related party transactions:

		Six months ended March 31, 2008 *US'000$*	2007 *US$'000*
Henghui	Interest income received	60	32
	Pledged of the Group's bank balances for banking facilities granted	2,849	-
SX Umbrella	Rental expenses paid	7	6

(d) As of March 31, 2008, Yingbao Childcare has provided corporate guarantees to secure against bank long-term interest-bearing loans borrowed by a subsidiary of the Company. The outstanding loan amount as of that day was approximately US$3,922,000.

14. COMMITMENTS AND CONTINGENCIES

(a) Operating lease commitments

The Group leases certain staff quarters and office premises under non-cancelable operating leases. Rental expenses under operating leases for the six months ended March 31, 2008 and 2007 were US$17,000 and US$17,000 respectively.

The following table summarizes the approximate future minimum rental payments under non-cancelable operating leases in effect as of March 31, 2008:

	Unaudited As of March 31, 2008 *US$'000*
Within one year	**25**
One to two years	**14**
Two to three years	**14**
Three to four years	**14**
Four to five years	**14**
Over five years	**37**
Total	**118**

(b) Capital commitments

As of March 31, 2008, the Group had capital expenditure commitments for construction projects and purchase of machineries of approximately US$426,000.

(c) Contingencies

As of March 31, 2008, the Group had provided corporate guarantees of approximately RMB45,700,000 or US$6,511,000 for revolving bank loans and notes drawn by an unrelated company incorporated in the PRC ("Company A"):

The guarantee for Company A arose from the mutual negotiation between CH Lighting and Company A. Associated with the corporate guarantee, Company A also provided a cross guarantee for the bank facilities of CH Lighting. The guarantee was for bank loans and notes drawn by Company A and will be terminated upon mutual agreements between CH Lighting and Company A. If Company A defaults on the repayment of its bank loans or notes when they fall due, CH Lighting is required to repay the outstanding balance. There is no recourse or collateralization provision in the guarantee. As of March 31, 2008, the guarantee provided for the bank loans and notes drawn by Company A was approximately RMB35,000,000 or US$4,986,000, which is also the maximum potential amount of future payments under the guarantee as of March 31, 2008. However, default by Company A is considered remote by the management. Based on the information available to the management, the fair values of the guarantees granted by the Group are considered not material and therefore no liability for the guarantor's obligation under the guarantee recognized as of March 31, 2008.

15. SUBSEQUENT EVENTS

On June 15, 2008, Mr. Zhao transferred all his 100% equity interest in the Company to KEG International Limited ("KEG"), a company incorporated in British Virgin Islands, in which Mr. Zhao owns 100% of KEG's issued and outstanding capital stock. As a result of the transaction, the Company became a wholly owned subsidiary of KEG.